UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  October 24, 2003

SFBC International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-16119	59-2407464
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11190 Biscayne Blvd., Miami, Florida 33181

(Address of Principal Executive Office) (Zip Code)

305-895-0304

(Registrant's telephone number, including area code)

Item 5.  Other Events and Regulation FD Disclosure.

On October 24, 2003, we entered into an agreement to establish a Spanish company that will open a bioanalytical laboratory in Barcelona, Spain and provide services to the European market. We own 49% of the Spanish company and have an option to purchase an additional 2% of the entity at a future date. We estimate that our initial capital contribution will be approximately $354,000 or the equivalent thereof in local currency.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SFBC International, Inc.

By: /s/ DR. GREGORY B. HOLMES
Name: Dr. Gregory B. Holmes
Dated: October 29, 2003	Title: Executive Vice President

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